UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LIBERTY BROADBAND CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-1211994
(State of Incorporation or organization)	(I.R.S. Employer Identification no.)

12300 Liberty Boulevard
Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Subscription Rights to Purchase Shares of Series C Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-199428

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the transferable subscription rights to purchase shares of Series C Common Stock (the “Series C Rights”) of Liberty Broadband Corporation (the “Registrant”), each of which entitles the holder thereof to purchase one share of Series C Common Stock, $0.01 par value, of the Registrant. The Registrant has applied to list the Series C Rights on the Nasdaq Global Select Market under the symbol “LBRKR.”

Reference is made to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199428), which was filed with the Securities and Exchange Commission (the “SEC”) on December 1, 2014 and declared effective by the SEC on December 1, 2014, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “S-1/A”). The description of the Series C Rights as contained under the caption “The Rights Offering” in the S-1/A is hereby incorporated by reference.

Item 2.  Exhibits.

The following exhibits are filed as part of this Registration Statement on Form 8-A.

Exhibit No.	Description

2.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 10, 2014 (the “8-K”)).

3.1	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the 8-K).

4.1

Specimen Certificate for Series C Common Stock Subscription Rights of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 filed on October 16, 2014 (File No. 333-199428) (the “S-1”)).

4.2	Instructions for use of Series C Common Stock Subscription Right Certificates of the Registrant (incorporated by reference to Exhibit 4.3 to the S-1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Liberty Broadband Corporation

Date: December 8, 2014	By:	/s/ Richard N. Baer
	Name:	Richard N. Baer
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

The following exhibits are filed as part of this Registration Statement on Form 8-A.

Exhibit No.	Description

2.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 10, 2014 (the “8-K”)).

3.1	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the 8-K).

4.1

Specimen Certificate for Series C Common Stock Subscription Rights of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 filed on October 16, 2014 (File No. 333-199428) (the “S-1”)).

4.2	Instructions for use of Series C Common Stock Subscription Right Certificates of the Registrant (incorporated by reference to Exhibit 4.3 to the S-1).